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                                                            EXHIBIT 99.1

                                                       FOR IMMEDIATE RELEASE

Contact:  Wil Goodrich, Vice President-Director of Marketing
(559) 438-2600/(800) 562-6449



                   REGENCY BANCORP MID-YEAR NET INCOME UP 114%

         FRESNO, JULY 14 -- Fresno-based Regency Bancorp, parent company of Regency Bank and Regency Investment Advisors, Inc., today announced that it earned $2.45 million or $0.93 per share in the first six months of 1999. This was an increase of 114 percent or $1.31 million over the same period last year when it earned $1.15 million or $0.44 per share.

         Second quarter net income for 1999 was $1.34 million or $0.51 per share, as compared to $629,000 or $0.24 per share earned in the same period last year.

         At the mid-point in 1999, the company's total assets were $229.7 million, up 11.7 percent from $205.6 million a year earlier, and deposits reached $202.8 million, an increase of 11.3 percent from $182.3 million in 1998. Shareholders' equity exceeded $23.5 million, 18 percent higher than last year's $19.9 million. This growth has allowed the company to maintain all of its risk-based capital ratios in excess of the regulatory definition of "well capitalized."

         Steve Canfield, Regency Bank executive vice president and chief financial officer stated that, "we were particularly pleased with our strong financial performance, both for the first half of the year and during the just completed quarter. On an annualized basis, our return on average assets (ROA) for the second quarter was 2.30 percent as compared to 1.27 percent last year. Year-to-date, ROA was 2.15 percent versus 1.19 percent a year ago.

                  "Our annualized return on average equity (ROE) last quarter was 22.73 percent versus 12.82 percent in 1998," he continued, "and for the first six months of this year, it was 21.24 percent as compared to 11.96 percent 12 months ago."


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         In commenting on the company's substantial improvement in earnings,
Steve Hertel, chairman, president and chief executive officer of Regency Bancorp, said "it was the result of significant revenue growth, both interest and noninterest, while non interest expense declined 14.8 percent for the first half of `99 compared to the same six months last year.

         "One of our primary goals," Hertel continued, "has been to continually improve our efficiency by controlling operational costs as the company grows. The improved net interest income combined with the reduction in noninterest expense improved our efficiency ratio to 50.6 percent as contrasted to 63.3 percent a year earlier."

         At June 30, 1999, the company's loan portfolio was $155 million, an increase of $12.7 million or 8.9 percent since mid-year 1998. Its nonperforming loans as a percentage of total loans dropped from 1.23 percent last year to 0.70 percent at the end of the 1999 second quarter.

         "With our success in improving credit quality," said Robert Longatti, Regency's executive vice president and chief credit officer, "we've been able to maintain our allowance for credit losses at 1.7 percent of total loans. In fact, our 0.7 percent or $1.1 million in nonperforming loans includes $847,000 which is the portion of Small Business Administration loans that are U.S. government guaranteed. This effectively reduces our percentage of nonperforming loans to total loans to 0.16 percent."

         Hertel also announced that "Regency Investment Advisors, Inc., our SEC-registered money management subsidiary, closed out the second quarter by exceeding $112.2 million in assets under management, a record high for the six-year old company."

         On April 27, 1999, Regency Bancorp and Zions Bancorporation of Salt Lake City, Utah, announced an agreement that, if approved by shareholders and regulatory authorities, will have Regency Bank merged into California Bank & Trust, a Zions subsidiary. It is currently estimated that the merger will be completed by the end of the 1999 third quarter or early in the fourth.


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         Regency Bancorp and its subsidiaries have served Fresno and the Central
Valley since December of 1980. The company currently provides banking to the greater Fresno market and Madera County through its three branches and has a government-guaranteed loan production office in Modesto. Its stock trades on the Nasdaq National Market System under the symbol REFN with market makers such as:
First Security Van Kasper, Hoefer & Arnett, and Sutro & Co., as well as other financial firms such as Banc Stock Financial Services.

                                      # # #

CERTAIN MATTERS DISCUSSED IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES, WHICH COULD IMPACT FUTURE FINANCIAL PERFORMANCE, INCLUDE, AMONG OTHERS, (1) COMPETITIVE PRESSURES IN THE BANKING INDUSTRY; (2) CHANGES IN THE INTEREST RATE ENVIRONMENT; (3) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY;
(4) CHANGES IN THE REGULATORY ENVIRONMENT; (5) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (6) CHANGES IN SECURITIES MARKETS. THEREFORE, THE INFORMATION SET FORTH HEREIN SHOULD BE CAREFULLY CONSIDERED WHEN EVALUATING THE BUSINESS PROSPECTS OF THE COMPANY AND ITS SUBSIDIARIES.


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Regency Bancorp -- Summary Financial Data

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


                                          FOR THE THREE MONTHS ENDED JUNE 30,      FOR THE 6 MONTHS ENDED JUNE 30,
                                          ----------------------------------       ------------------------------
                                                    1999                1998             1999                1998
                                          ----------------------------------       ------------------------------
RESULTS OF OPERATIONS:  $(000)
      Interest income                              5,006              4,694             9,743              8,818
      Interest expense                             1,441              1,313             2,856              2,596
                                          ----------------   ---------------       ---------------   ------------
  Net interest income                              3,565              3,381             6,887              6,222
      Provision for credit losses                     50                150               125                275
                                          ----------------   ---------------       ---------------   ------------
  Net interest income after provision              3,515              3,231             6,762              5,947
      Non interest income                            766                676             1,339              1,163
      Non interest expense                         2,192              2,815             4,362              5,119
                                          ----------------   ---------------       ---------------   ------------
  Income/(loss) before income taxes                2,089              1,092             3,739              1,991
      Income taxes/(benefit)                         747                463             1,286                843
                                          ----------------   ---------------       ---------------   ------------
  Net income/(loss)                                1,342                629             2,453              1,148
BALANCE SHEET:  (END OF PERIOD) $(000)
  Total Assets                                                                        229,680            205,632
  Total Loans                                                                         155,047            142,381
  Investments                                                                          48,785             37,098
  Earning assets                                                                      207,129            182,076
  Total deposits                                                                      202,849            182,318
  Notes payable and capital leases                                                        570                528
  Shareholders' equity                                                                 23,503             19,918
FINANCIAL RATIOS:  (PERIOD ANNL. %)
  Return on average assets                          2.30               1.27              2.15               1.19
  Return on average equity                         22.73              12.82             21.24              11.96
  Average equity to average assets                 10.12               9.93             10.11               9.96
  Avg. earning assets to avg. assets               91.41              89.49             91.33              89.15
  Efficiency ratio                                 50.63              63.26             53.03              63.71
  Net interest margin                               6.72               7.65              6.61               7.24
  Non interest income to avg. assets                1.32               1.37              1.17               1.21
  Non interest expense to avg. assets               3.77               5.69              3.83               5.31
  Loan loss reserve to total loans                                                       1.70               1.84
PER SHARE:
  Earnings per share, basic ($)                      .51                .24               .93                .44
  Earnings per share, diluted ($)                    .47                .22               .86                .41
  Dividends ($)                                      .10                .00               .20                .00
  Book value (end of period) ($)                                                         8.95               7.59
  Market value (end of period) ($)                                                      18.75              13.88
  Market to book value (%)                                                               2.10               1.83
  Price earnings (PE) ratio (%)                     9.15              14.45              9.96              15.76
  Shares outstanding                                                                2,626,499          2,624,374

JULY 14, 1999

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